Exhibit 24

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, New York Community Bancorp, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westbury, State of New York, on September 7, 2005.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, other than Joseph R. Ficalora and Thomas R. Cangemi, constitutes and appoints Mr. Ficalora and Mr. Cangemi, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Registration Statement on Form S-4 for the registration of common stock of New York Community Bancorp, Inc., and any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, respectively, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

NEW YORK COMMUNITY BANCORP, INC.

By:	/S/ JOSEPH R. FICALORA
Joseph R. Ficalora
President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOSEPH R. FICALORA Joseph R. Ficalora	Director, President & Chief Executive Officer	September 7, 2005

/S/ THOMAS R. CANGEMI Thomas R. Cangemi	Senior Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 7, 2005

/S/ DONALD M. BLAKE Donald M. Blake	Director	September 7, 2005

/S/ DOMINICK CIAMPA Dominick Ciampa	Director	September 7, 2005

/S/ MAUREEN E. CLANCY Maureen E. Clancy	Director	September 7, 2005

/S/ THOMAS A. DOHERTY Thomas A. Doherty	Director	September 7, 2005

Signature	Title	Date

/S/ JAMES J. O’DONOVAN James J. O’Donovan	Director	September 7, 2005

/S/ ROBERT S. FARRELL Robert S. Farrell	Director	September 7, 2005

/S/ WILLIAM C. FREDERICK, M.D. William C. Frederick, M.D.	Director	September 7, 2005

/S/ MAX L. KUPFERBERG Max L. Kupferberg	Director	September 7, 2005

/S/ MICHAEL J. LEVINE Michael J. Levine	Director	September 7, 2005

/S/ JOSEPH L. MANCINO Joseph L. Mancino	Director	September 7, 2005

/S/ MICHAEL F. MANZULLI Michael F. Manzulli	Director	September 7, 2005

/S/ HON. GUY V. MOLINARI Hon. Guy V. Molinari	Director	September 7, 2005

/S/ JOHN A. PILESKI John A. Pileski	Director	September 7, 2005

/S/ JOHN M. TSIMBINOS John M. Tsimbinos	Director	September 7, 2005

/S/ SPIROS J. VOUTSINAS Spiros J. Voutsinas	Director	September 7, 2005